SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):    06-26-97



                  AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware               1-9102          77-0100596
(State or other jurisdiction  (Commission      (I.R.S. Employer
of Incorporation)             File Number)     Identification No.)


245 South Los Robles Ave., Pasadena, California        91101
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (626) 683-4000

Item 5   Other Events.

     The attached announcement was released to the news media on June 26, 1997.


























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              AMERON INTERNATIONAL CORPORATION



Date: June 27, 1997           By: /s/ Javier Solis
                                  Javier Solis
                                  Senior Vice President and
                                  Secretary


June 26, 1997
For immediate release:  Budget National and Analyst Wire
Contacts: Gary Wagner, Senior Vice President, Chief Financial Officer, and Dan Stracner, Vice President, Public Affairs: 626/683-4000

 NEWS RELEASE

Ameron International reports improved second-quarter sales and earnings

    Pasadena, Calif.-Ameron International Corporation (NYSE: AMN) today reported improved earnings of $1.30 per share on sales of $131.5 million for its second quarter, which ended May 31, 1997. This compares to $1.09 cents per share on sales of $120.6 million for the same period in 1996.

    Year-to-date earnings were $1.53 per share on sales of $239.8 million, compared to $1.21 per share on sales of $232.4 million last year.

    James S. Marlen, chairman, president and chief executive officer, said that the quarterly and six-month increases were due primarily to the second straight quarter of substantially higher sales and earnings from Ameron's worldwide protective coatings business. Coatings sales volume continued to climb, in part because of Ameron's recent acquisitions of two businesses:
Devoe marine coatings in October 1996 and Valspar maintenance coatings in March 1997.

    Ameron's global fiberglass pipe business also posted stronger earnings for the quarter and first half. Centron International, a high-pressure fiberglass pipe manufacturer acquired by Ameron in January 1996, made a substantive contribution.

    Compared to last year's near-record performance, Ameron's domestic concrete and steel pipe business reported lower sales and earnings for the quarter and six months, chiefly because of weather-related delays in the first quarter and the timing of deliveries in the second quarter. However, the business entered the third quarter with a very strong backlog, and the conversion of backlog into sales is now accelerating. Second-half results for concrete and steel pipe are expected to improve.

    Ameron's construction products business in Hawaii remained profitable, but reported lower quarterly and year-to-date results because of the ongoing low level of construction in Hawaii.

    Ameron International Corporation is a multinational manufacturer of highly engineered products for the construction, industrial, chemical and energy markets. The company operates businesses in North America, Latin America, Europe and Asia. Ameron is a leading producer of fiberglass, concrete and steel pipe systems; high-performance coatings; and other specialized construction products.

               Ameron International Corporation
                 Consolidated Statements of Income
                    Second Quarter Ended May 31,
            (in thousands except share and per share data)

                                             1997            1996
                                           ---------       ---------
Sales                                      $131,525        $120,632
Cost of Sales                                96,317          89,780
                                           ---------       ---------
Gross Profit                                 35,208          30,852
Selling, General and Administrative Expenses 26,449          23,626
                                           ---------       ---------
Operating Profit                              8,759           7,226
Royalty, Equity and Other Income              2,326           2,132
                                           ---------       ---------
Income before Interest and Income Taxes      11,085           9,358
Interest, net                                 3,098           2,666
                                           ---------       ---------
Income before Income Taxes                    7,987           6,692
Income Taxes                                  2,717           2,342
                                           ---------       ---------
Net Income                                 $  5,270        $  4,350
                                           =========       =========
Per Share (based on average of
  4,069,733 shares in 1997 and
  3,978,323 shares in 1996):
  Net Income                               $   1.30        $   1.09
                                           =========       =========
  Cash Dividends Paid                      $    .32        $    .32
                                           =========       =========


                  Ameron International Corporation
                 Consolidated Statements of Income
                      Six Months Ended May 31,
            (in thousands except share and per share data)

                                              1997            1996
                                            ---------       ---------
Sales                                       $239,786        $232,384
Cost of Sales                                176,895         176,169
                                            ---------       ---------
Gross Profit                                  62,891          56,215
Selling, General and Administrative Expenses  52,732          47,449
                                            ---------       ---------
Operating Profit                              10,159           8,766
Royalty, Equity and Other Income               4,945           4,104
                                            ---------       ---------
Income before Interest and Income Taxes       15,104          12,870

Interest, net                                  5,554           5,447
                                            ---------       ---------
Income before Income Taxes                     9,550           7,423
Income Taxes                                   3,342           2,598
                                            ---------       ---------
Net Income                                  $  6,208        $  4,825
                                            =========       =========
Per Share (based on average of
  4,069,733 shares in 1997 and
  3,978,323 shares in 1996):
  Net Income                                $   1.53        $   1.21
                                            =========       =========
  Cash Dividends Paid                       $    .64        $    .64
                                            =========       =========


               Ameron International Corporation
                 Consolidated Statements of Cashflow
                       Six Months Ended May 31,
                          (in thousands)

                                              1997             1996
                                            ---------       ---------
Operating Activities
  Net Income                                $  6,208        $  4,825
  Adjustments to reconcile
    net income to net cash                     9,402           9,073
  Changes in operating assets
    and liabilities                          (36,419)         (2,266)
                                            ---------       ---------
Cash Provided (Used) By Operations           (20,809)         11,632

Investing Activities
  Proceeds from sale of assets                   355             486
  Additions to property, plant
    and equipment, and Acquisitions          (11,496)        (16,207)
  Other, net                                  (1,518)         (1,090)
                                            ---------       ---------
  Cash used by investing activities          (12,659)        (16,811)

Financing Activities
  Short and long-term borrowings, net         31,275           7,245
  Dividends on common stock                   (2,561)         (2,534)
  Other, net                                     628              83
                                            ---------       ---------
  Cash provided by financing activities       29,342           4,794

Effect of exchange rate changes on cash         (354)           (260)
                                            ---------       ---------
Net change in cash                          $ (4,480)       $   (645)
                                            =========       =========

               Ameron International Corporation
                 Consolidated Balance Sheets
                        (in thousands)

                                           May 31,       November 30,
                                            1997            1996
                                          ---------       ---------
ASSETS
Current Assets
  Cash and equivalents                    $ 13,901        $ 18,381
  Receivables, net                         106,743         105,534
  Inventories                              107,553          84,971
  Other                                     15,309          14,737
                                          ---------       ---------
    Total current assets                   243,506         223,623
Investments and Advances -
  Affiliated Companies                      33,949          33,722
Property, Plant and Equipment, net         125,853         125,687
Other Assets                                29,659          28,634
                                          ---------       ---------
  Total Assets                            $432,967        $411,666
                                          =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term borrowings                   $    815        $  1,242
  Current portion of long-term debt         17,677          17,753
  Trade payables                            35,677          36,715
  Accrued liabilities and other             36,321          46,055
                                           ---------       ---------
    Total current liabilities               90,490         101,765
Long-Term Debt, less current portion       142,863         112,598
Other Liabilities                           54,346          52,505
                                           ---------       ---------
  Total Liabilities                        287,699         266,868
Stockholders' Equity
  Common stock                              12,941          12,895
  Additional paid-in capital                16,794          16,212
  Retained earnings                        160,968         157,321
  Cumulative translation adjustments        (2,656)          1,149
  Treasury stock                           (42,779)        (42,779)
                                           ---------       ---------
    Total Stockholders' Equity             145,268         144,798
                                           ---------       ---------
  Total Liabilities and Stockholders'
   Equity                                  $432,967        $411,666
                                           =========       =========